SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2007

PACKETPORT.COM, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	0-19705	13-3469932
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

587 Connecticut Ave., Norwalk, CT    06854-0566
(Address of Principal Executive Offices) (ZIP Code)

Registrant's telephone number, including area code: (203) 831-2214

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 8  Other Events

In a ruling (3:05 CV 1747 (PCD)), dated March 21, 2007, the Honorable Peter C. Dorsey, Senior U.S. District Court Judge for the United States District Court For The District Of Connecticut, granted a motion by defendants, Ronald A. Durando and Packetport Inc. joined by defendants Gustave T. Dotoli, Microphase Corporation and Packetport.com, Inc. to dismiss under Federal Rule 41(b) of the Federal Rules of Civil Procedure the civil lawsuit filed on November 15, 2005 by the Securities and Exchange Commission against Packetport.com, Inc. et. al for lack of prosecution.

SIGNATURES

Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the Registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

PACKETPORT.COM, INC.

By:	/s/ RONALD A. DURANDO
Ronald A. Durando
President and Chief Executive Officer

Date: March 26, 2007